Exhibit 99.1
Investor Day December 10, 2025

2 Forward-looking Statements This presentation and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements regarding our strategic initiatives, priorities, plans and vision; our acquisition of Sandy Spring Bancorp, Inc. (“Sandy Spring”) and expectations with regard to the benefits of the Sandy Spring acquisition; our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, anticipated changes in the interest rate environment and the related impacts on our net interest margin, changes in economic, fiscal or trade policy and the potential impacts on our business, loan demand and economic conditions, in our markets and nationally; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; statements regarding our North Carolina expansion strategy and the impact of such strategy, statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, and statements on the slides entitled "Our Strategic Priorities“, "North Carolina Expansion Strategy“, “Lending: Consumer & Business Banking Growth Strategy”, “Planned SBA Lending Expansion”, “Planned Atlantic Union Financial Consultants Expansion” , “AI Strategy: Progression”, “Medium-Term Financial Targets”, “2025 Financial Outlook”, “2026 Financial Outlook" and "Our Vision for 2028.” Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of Atlantic Union Bankshares Corporation (the “Company,” “AUB,” “we,” “us” or “our”) and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based on reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios; • economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior; • U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; • volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; • legislative or regulatory changes and requirements, including as part of the regulatory reform agenda of the Trump administration, including changes in federal state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; • the sufficiency of liquidity and changes in our capital position; • general economic and financial market conditions in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget and tax matters, U.S. government shutdowns, and slowdowns in economic growth; • the impact of purchase accounting with respect to the Sandy Spring acquisition, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks; • the possibility that the anticipated benefits of our acquisition activity, including our acquisitions of Sandy Spring and American National, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events, or with respect to our acquisition of Sandy Spring, as a result of the impact of, or problems arising from, the integration of the two companies; • potential adverse reactions or changes to business or employee relationships, including those resulting from our acquisitions of Sandy Spring and American National; • our ability to identify, recruit and retain key employees • monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of our loan or investment portfolios and changes in these portfolios; • demand for loan products and financial services in our market areas; • our ability to manage our growth or implement our growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • real estate values in our lending area; • changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements; • an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of our credit processes and management of our credit risk; • our ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration; • the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth; • performance by our counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage-backed securities; • actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences; • any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond our control. Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether because of new information, future events or otherwise, except as required by law.

3 Additional Information Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Our management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods, show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance, or show the potential effects of accumulated other comprehensive income (or AOCI) or unrealized losses on securities on our capital. This presentation also includes certain projections of non-GAAP financial measures. Due to the inherent variability and difficulty associated with making accurate forecasts and projections of information that is excluded from these projected non-GAAP measures, and the fact that some of the excluded information is not currently ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable projected GAAP financial measures without unreasonable effort. Consequently, no disclosure of projected comparable GAAP measures is included, and no reconciliation of forward-looking non-GAAP financial information is included. Please see “Reconciliation of Non-GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Market and Industry Data Unless otherwise indicated, market data and certain industry forecast data used in this presentation were obtained from internal reports, where appropriate, as well as third party sources and other publicly available information. Data regarding the industries in which the Company competes, its market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond the Company's control. In addition, assumptions and estimates of the Company and its industries' future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause future performance to differ materially from assumptions and estimates. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

4 Agenda TOPIC SPEAKER Introduction Bill Cimino Senior Vice President, Investor Relations Our Journey John Asbury President & Chief Executive Officer Enabling Our Organization to Execute Maria Tedesco President & Chief Operating Officer of Atlantic Union Bank Wholesale Banking David Ring Wholesale Banking Group Executive of Atlantic Union Bank Consumer and Business Banking Shawn O’Brien Consumer & Business Banking Group Executive of Atlantic Union Bank Technology Roadmap Matt Linderman Chief Information Officer of Atlantic Union Bank Shareholder Value Proposition and Financial Targets Rob Gorman Chief Financial Officer

5 OUR JOURNEY John Asbury President & Chief Executive Officer

Atlantic Union Bankshares

Largest Regional Bank Headquartered in the Lower Mid-Atlantic[2,3]

Headquartered in Richmond, Virginia, AUB is the holding company for Atlantic Union Bank, established in 1902. We operate through two primary business line segments as follows:

WHOLESALE BANKING
provides loan, leasing, and deposit services, as well as treasury management and capital market and wealth management services, to our C&I and CRE customers, primarily throughout VA, MD, NC, SC, and D.C., and includes our equipment finance subsidiary and wealth management business.

CONSUMER BANKING[4]
provides loan and deposit services and retail brokerage services to consumers and small businesses throughout VA, MD, D.C, and NC, and includes our home loan division and our investment management and advisory services businesses.

HIGHLIGHTS[1]

$37.1B
Assets

$27.4B
Loans

$30.7B
Deposits

$4.8B
Market Capitalization

178
branches across **Virginia, North Carolina, Maryland** and **Washington D.C.** footprint

MID-ATLANTIC PRESENCE



Maryland
BALTIMORE
WASHINGTON
STAUNTON
FREDERICKSBURG
Virginia
CHARLOTTESVILLE
RICHMOND
ROANOKE
NORFOLK
VIRGINIA BEACH
GREENSBORO
RALEIGH
CHARLOTTE
North Carolina
WILMINGTON
Branches
LPO (2)

1. Assets, Loans, Deposits are as of September 30, 2025. Branch Count as of October 23, 2025 and Market Cap as of October 22, 2025.
2. Regional market: Delaware, Maryland, New Jersey, Pennsylvania, Virginia, Washington D.C., and West Virginia
3. Regional banks defined as U.S. Banks with <$100 Billion in assets
4. This presentation refers to this segment as "Consumer and Business Banking"

Atlantic Union Bankshares
6

Strategic Journey

2018
Efficient Move Above $10B
- Xenith Bankshares acquisition
- Added breadth and depth across VA
- Major expansion in attractive Hampton Roads
- Added C&I scale and expertise

2019
Solidified Position as VA's Bank
- Access National acquisition
- Added scale in attractive Northern VA
- Strengthened C&I capabilities
- Added scale in wealth management

2019
Rebranded to Atlantic Union Bank
- Unified bank presence across footprint
- Signaled expanded geographic aspirations
- Distinction from competitors

2019
Digital & Customer Experience Success
- Improved online and mobile banking
- Implemented Zelle, nCino
- #1 Rated Mid-Atlantic Bank in J.D. Power
- Invested in Canapi
- Established Atlantic Union Equipment Finance

2020
Pandemic Response
- PPP as a brand builder
- Successful remote work
- Increased digital adoption

2021
Primed for Future Growth
- Specialized commercial lines
- Increased sales productivity
- Branch rationalization
- FinTech fund investments
- #1 Rated Mid-Atlantic Bank in J.D. Power

2022
Organized for Excellence
- Formed Operating Group
- Key executive hires in Risk, HR, IT

2023
Banking Crisis Response
- Investment portfolio repositioning
- Strategic cost savings initiative
- Sale-leaseback of 25 branches

2024
Strengthened VA Franchise
- American National acquisition
- Deepened central, western and southern VA presence
- Provided entry into NC's Piedmont Triad region and Raleigh

2025
Strengthened lower Mid-Atlantic footprint
- Sandy Spring acquisition
- Major MD market expansion
- Closed capital raise and CRE loan sale
- Cary Street Partners exit

2018 | 2019 | 2020 | 2021 | 2022 | 2023 | 2024 | 2025

Atlantic Union Bankshares
7

Acquired assets as of closing date except for Sandy Spring Bancorp which excludes the approximately $2 billion of CRE loans that were sold after closing 8 A Deliberate, Disciplined Transformation Journey Over the last ten years, AUB has evolved from a local Virginia community bank into the largest regional bank headquartered in the lower Mid-Atlantic. Our expansion has been deliberate, blending steady organic growth with focused strategic mergers and acquisitions. Every acquisition and investment was driven by a specific goal: to establish a strong, connected presence initially throughout Virginia, then Maryland, and now North Carolina. In the near term, we intend to maximize the potential of the Sandy Spring Bank acquisition. $3.3 $3.0 $3.1 $11.8 AUB Acquired 2017 2018 2019 2020 2021 2022 2023 2024 Q3 2025 $9.3 $13.8 $17.5 $19.6 $20.1 $20.5 $21.2 $24.6 $37.1 TOTAL ASSETS, ($ BILLIONS) Total Growth CAGR:+20% | Organic Growth CAGR: 7%

9 Source: SNL Financial Branch counts as of the time of the closing of each acquisition The Leading Bank of the Lower Mid-Atlantic Region 6% BRANCH GROWTH CAGR FROM 2017 TO 3Q 2025 2017 PATH TO VIRGINIA’S BANK LARGEST REGIONAL BANK HEADQUARTERED IN THE LOWER MID-ATLANTIC 178 Branches (October 23, 2025) 2025 20% ASSET GROWTH CAGR FROM 2017 TO 3Q 2025 Former 37 Branches Former 15 Branches Former 26 Branches Former 53 Branches 111 Branches (Q2’2017)

10 Our Transformation Story Completing What Atlantic Union Outlined In 2018 – INVESTOR DAY FUTURE M&A GOALS Snapshot From 2018 InvestorDay Presentation

Market Opportunity in Virginia, Maryland, and North Carolina

Growth opportunity in all three states

VIRGINIA
ALL BANKS

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Truist Financial Corp	$48,785	**21.3%**	259
2	Wells Fargo & Co	33,151	**14.5**	178
3	Bank of America Corp.	23, 985	**10.5**	98
4	**Atlantic Union Bankshares Corp**	**20,447**	**8.9**	**131**
5	TowneBank	12,748	5.6	59
6	United Bankshares Inc.	9,571	4.2	80
7	PNC Financial Services Group Inc.	5,344	2.3	53
8	Capital One Financial Corp.	4,093	1.8	20
9	Burke & Herbert	3,555	1.6	37
10	Carter Bank & Trust	3,519	1.5	52
	Top 10 Banks	**$165,198**	**72.2%**	**967**
	All Institutions in Market	**$229,230**	**100.0%**	**1,852**

VIRGINIA
BANKS HEADQUARTERED IN VA

Rank	Institution	Deposits ($mm)	Franchise Strength Market Share (%)	Branches
1	**Atlantic Union Bankshares Corp.**	**$20,447**	**23.9%**	**131**
2	TowneBank	12,748	14.9	59
3	Capital One Financial Corp.	4,093	4.8	20
4	Burke & Herbert	3,555	4.2	37
5	Carter Bank & Trust	3,519	4.1	52
6	Primis Financial Corp	3,169	3.7	26
7	First Bancorp Inc.	3,004	3.5	21
8	C&F Financial Corp	2,261	2.7	31
9	Blue Ridge Bankshares Inc.	2,018	2.4	29
10	FVCBankcorp Inc.	1,793	2.1	5
	Top 10 Banks	**$56,607**	**66.3%**	**411**
	All Institutions in Market	**$88,446**	**100.0%**	**829**

MARYLAND
ALL BANKS

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Bank of America Corp.	$28,432	16.1%	115
2	Truist Financial Corp.	22,129	12.5	138
3	M&T Bank Corp.	18,687	10.6	157
4	PNC Financial Services Group Inc.	17,919	10.1	118
5	Wells Fargo & Co.	11,895	6.7	74
6	Capital One Financial Corp.	11,342	6.4	42
7	**Atlantic Union Bankshares Corp**	**9,628**	**5.4**	**40**
8	Eagle Bancorp Inc.	6,847	3.9	7
9	Forbright Inc.	6,012	3.4	3
10	Shore Bancshares Inc.	4,859	2.8	35
	Top 10 Banks	**$137,750**	**77.9%**	**729**
	All Institutions in Market	**$176,978**	**100.0%**	**1,150**

NORTH CAROLINA
ALL BANKS

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Truist Financial Corp.	$42,730	**18.0%**	275
2	Wells Fargo & Co.	38,469	**16.2**	217
3	First Citizens BancShares Inc.	26,166	**11.0**	197
4	Bank of America Corp.	20,848	**8.8**	107
5	PNC Financial Services Group Inc.	11,463	**4.8**	101
6	First Bancorp	9,514	**4.0**	101
7	F.N.B. Corp.	8,911	**3.8**	94
8	Fifth Third Bancorp	7,676	**3.2**	83
9	First Horizon Corp.	7,099	**3.0**	78
10	Pinnacle Financial Partners Inc.	6,936	**2.9**	48
26	**Atlantic Union Bankshares Corp.**	**892**	**0.4**	**11**
	Top 10 Banks	**$179,812**	**75.7%**	**1,301**
	All Institutions in Market	**$236,907**	**100.0%**	**2,004**

Atlantic Union Bankshares

Source: SNL Financial and FDIC deposit data
Deposit and branch data as of 6/30/25 which is presented on a pro forma basis for any announced transactions
Note: Excludes branches with deposits greater than $6.0 billion

11

Our Markets



2025 GDP
($ BILLIONS)

#	State	GDP ($Billions)	#	State	GDP ($Billions)
1	California	4,198	9	Washington	872
2	Texas	2,798	10	New Jersey	867
3	New York	2,364	**11**	**North Carolina**	**866**
4	Florida	1,762	12	Massachusetts	798
5	Illinois	1,158	**13**	**Virginia**	**787**
6	Pennsylvania	1,055	14	Michigan	726
7	Ohio	953	15	Colorado	569
8	Georgia	907	**18**	**Maryland**	**557**

2025 POPULATION
(MILLIONS)

#	State	Pop. (Millions)	#	State	Pop. (Millions)
1	California	38.9	**9**	**North Carolina**	**11.1**
2	Texas	31.2	10	Michigan	10.1
3	Florida	23.2	11	New Jersey	9.3
4	New York	19.4	**12**	**Virginia**	**8.8**
5	Pennsylvania	13.0	13	Washington	7.9
6	Illinois	12.5	14	Arizona	7.6
7	Ohio	11.8	15	Tennessee	7.3
8	Georgia	11.2	**19**	**Maryland**	**6.2**

MEDIAN HOUSEHOLD INCOME ($)

#	State	HHI ($)	#	State	HHI ($)
1	**District of Columbia**	**106,049**	9	Connecticut	95,392
2	New Jersey	99,357	10	California	95,065
3	**Maryland**	**99,340**	11	Hawaii	94,556
4	Massachusetts	98,170	12	Alaska	94,247
5	New Hampshire	96,809	**13**	**Virginia**	**92,714**
6	Washington	96,120	14	Minnesota	88,572
7	Utah	95,601	15	Delaware	87,667
8	Colorado	95,479	**37**	**North Carolina**	**71,489**

UNEMPLOYMENT BY STATE

#	State	August 2025 (%)	#	State	August 2025 (%)
1	South Dakota	1.9	9	Oklahoma	3.1
2	North Dakota	2.5	9	Wisconsin	3.1
2	Vermont	2.5	**15**	**Maryland**	**3.6**
4	Hawaii	2.7	**15**	**Virginia**	**3.6**
5	Alabama	2.9	**20**	**North Carolina**	**3.7**
5	Montana	2.9	**51**	**District of Columbia**	**6.0**
7	Nebraska	3.0		National Rate	4.3
7	New Hampshire	3.0			

Atlantic Union Bankshares

Source: Most recent data available from SNL Financial; Bureau of Economic Analysis; Bureau of Labor Statistics, Fortune.com, U.S. News & World Report; Forbes, CNBC, U.S. Small Business Administration, Business Facilities

12

13 Major Milestones Outlined in Our Prior Strategic Plan Have Been Successfully Accomplished Expanded our presence and gained market share in key Mid-Atlantic markets Successfully integrated and improved each acquired franchise, while upholding our culture and core principles Increased scale, broadened product offerings, and enhanced operational capabilities to compete with major banks, all while retaining our local focus Established significant market influence and scarcity value in the region by building a franchise that is distinctive Elevated certain adjusted operating financial performance indicators to a top-tier level

14 THE NEXT PHASE Harnessing Organic Power With the franchise now established, our focus is on maximizing its potential: We Believe AUB Was Built For This Moment We have invested the capital, built the platform, and assembled the team. Now is the time to demonstrate the power of what we have built— delivering sustainable, top-tier performance and returns. Organic growth Deepening relationships, growing our company organically, and leveraging our scale efficiently. Capital generation Shifting from capital deployment to capital creation, targeting top tier returns, earnings growth, and tangible book value per share growth. Disciplined execution Delivering on the promises made to our stakeholders.

15 ENABLING OUR ORGANIZATION TO EXECUTE Maria Tedesco President & Chief Operating Officer of Atlantic Union Bank

16 Our Strategic Priorities Merger Integration & Execution Fully integrate and execute upon the Sandy Spring acquisition, realizing its expectations and potential Build Scaling Capabilities Continue to build infrastructure, risk management, workforce, processes and capabilities to support scaling over time Deliver Organic Growth Leverage core franchise to deepen relationships, grow market share, increase operating leverage, and build upon a strong and durable foundation Innovate and Transform Capitalize on technology to enhance organic growth, increase efficiency and quality, and outpace customer expectations Strategic Investments Supplement organic growth with other strategic opportunities to enhance our organic growth and transformation, but we plan to deprioritize whole bank acquisitions under our current strategic plan FOUNDATIONAL ORGANIC INORGANIC

17 Our Fintech Partnerships Are Helping us Sort Through The Sea of Options Market Intelligence and Insight Connectivity to the FinTech Ecosystem Curated Introductions to Best-in-Class FinTechs Extensive Dialogue and Interaction Peer Networking

Curate New, Innovative Digital Capabilities

Fintech partnerships have driven efficiencies and improved Teammate and customer experiences.

sandbox BANKING
Sandbox banking platform helps customers build, integrate and manage APIs.

Reggora
Reggora is a modern appraisal technology solution that simplifies and shortens the entire appraisal flow, integrated into Encompass.

savvymoney
SavvyMoney is a solution that provides comprehensive credit score analysis, full credit report, monitoring and personalized offers.

Socure
Socure is an automated machine-learning identity verification and fraud management tool.

MX
MX helps customers organize, simplify and gain a sense of financial wellness.

COPADO
Copado manages end-to-end development and code deployment solution for nCino.

built
The Built Platform accelerates the processes for construction lending and spending by eliminating siloed systems and manual processes.

ncino
nCino's Commercial Loan Origination System (LOS) provides a fully digital, end-to-end loan solution with automated workflows, streamlined customer onboarding, and paperless document management blend
Blend platform simplifies the mortgage application process with an intuitive, slick interface.

KRONOS
Kronos eliminates long wait lines with branch appointment scheduler.

QUAVO
Quavo automated Reg E complaint dispute management platform for all dispute types.

Q2
Q2 is a provider of digital banking services, including a mobile and online banking platform for business and consumer customers.

NBID
NBID is a bank-led reciprocal deposit membership network powered and operated by ModernFi.

sei
SEI provides wealth management organizations with infrastructure, operations, and administrative support.

MuleSoft
Mulesoft is an integration layer that provides brokered connectivity between systems.

ZSUITE TECH
Zsuite is a digital escrow and subaccounting solution with commercial customer and beneficiary access.

Atlantic Union Bankshares

18

19 GENIUS Act Establishes the Regulatory Framework for New Digital Offerings Digital Assets NEW PAYMENT RAILS TOKENIZED DEPOSITS STABLECOIN

20 Our Customer Value Proposition • 24/7 Access/Reliability • Intuitive User Experiences • Simple Money Movement • Seamless Omni Channel • Safe & Secure • Fair Treatment • Caring Service • Knowledgeable Advice • Dependability • Personalized • Proactive Experiences PEOPLE I CAN COUNT ON TECHNOLOGY I CAN COUNT ON Authentically Human Digital-Enabled Easier, Better Banking Experiences

21 Our Core Values Continue to Make us Successful CARING Working together toward common goals, acting with kindness, respect, and a genuine concern for others. COURAGEOUS Speaking openly, honestly, and accepting our challenges and mistakes as opportunities to learn and grow. COMMITTED Driven to help our clients, Teammates, and company succeed, doing what is right and accountable for our actions. Select awards received over the last three years

22 User Experience Design Driving Satisfaction, Retention, & Advocacy Reduce & Prevent Recurring Incidents Improve the CX through our Teammates Data-Driven Insights & Prioritization • Start and end with customer centricity top of mind • Dedicated CX advocacy within Digital • Expanded Business Line Experience coverage • Seek to identify and eliminate top customer friction points • Responsible exploration of AI (self-service, unstructured data) • Increase CX training, empowerment, and retention tactics • Stop the reliance on customers to identify issues • Partner with Information Technology and Operations on AUB-led monitoring of issues • Move to proactive prevention of recurring CX impacts • Tap the wisdom of our frontlines and back offices • Create a formal channel for teammate-driven CX feedback • Uncover CX opportunities before they become complaints • Use data to understand how customers experience the bank to prioritize areas of focus • Improve ingestion of survey data into Insights & Actions Customer Experience (“CX”) Roadmap KEY OUTCOMES: Customer Retention Utilization Satisfaction Loyalty Advocacy Basic Customer Service Complaint Focused & Reactive Proactive Insights & Actions CX as Standard Practice Embedded & Cyclical CX Practices

23 WHOLESALE BANKING Our Organization CONSUMER AND BUSINESS BANKING Two expanded business lines, supported by various back-office functions, with an emphasis on delivering a great customer experience in all we do. HUMAN RESOURCES FINANCE CREDIT LEGAL ENTERPRISE RISK AUDIT Commercial Banking Specialty Banking Capital Markets Wealth Management & Trust Retail Banking Home Loans Wealth Brokerage Business Banking ENTERPRISE TECHNOLOGY BANK OPERATIONS Infrastructure Software Development Business Line Intelligence InfoSec App Management Digital Data Governance Core Banking Data Integration Loan Ops Deposit Ops Payment Ops Process & Controls ENTERPRISE SERVICES Marketing & Corp Comm Customer Experience Business Transformation Office Workplace & Security Management Business Risk

24 WHOLESALE BANKING David Ring Wholesale Banking Group Executive of Atlantic Union Bank

1. As of September 30, 2025 25 Wholesale Banking Snapshot Business Overview Snapshot(1) Loans $22.9B Deposits $11.5B Fee Income $64.3MM Teammates ~730 AUM $12B Regional Commercial Banking Middle Market & Specialty Banking • Government Contracting • Equipment Finance • Corporate Banking • Asset Based Lending Commercial Real Estate Banking Capital Markets & Public Finance Treasury Management Wealth Management & Trust

WHOLESALE BANKING

Snapshot

A full-service and client-centric model providing a breadth of products and services across multiple segments of customers and industries.

Core Banking Groups

Commercial & Middle Market

Relationship-focused bankers primarily serving small and mid-sized businesses with revenues between $10MM and $500MM, across general commercial industries and targeted sub-segments. Delivered through a regional model spanning Maryland through South Carolina, with tailored credit, treasury, and capital markets solutions.

Commercial Real Estate

Dedicated real estate specialists serving established developers, investors, and sponsors across an expanded footprint. Focused on relationship-based lending, portfolio diversification, and select debt placement capabilities across industrial, multifamily, hospitality, retail, mixed-use, and specialty asset classes.

Specialty Banking Groups

Government Contracting

Industry-aligned bankers focused on service providers engaged in direct and indirect work with federal agencies. Targeting prime contractors and essential services firms across a growing geographic footprint, with integrated treasury and capital markets support.

Corporate Banking

Relationship coverage for large operating companies with revenues generally exceeding $250MM. Supports treasury needs and complex capital structures across diverse industries and sponsor-backed platforms.

Equipment Finance

National platform offering secured financing primarily to Middle Market clients. Specialties include transportation, logistics, livery, construction (yellow iron), and other asset-intensive industries, with scalable delivery models across higher-volume borrowers.

Asset Based Lending

Collateral-focused lending for working capital-intensive borrowers primarily in the Middle Market and Corporate segments. Primarily aligned to Corporate Banking clients requiring tailored monitoring and higher-touch portfolio oversight.

Other Lines of Business

Capital Markets & Public Finance

Product specialists providing interest rate derivatives, foreign exchange ("FX"), trade finance, loan syndication, and tax-exempt lending solutions. The platform also supports municipal and public sector borrowers through direct placements and credit-backed structures.

Treasury Management

Partners across all banking segments to deliver payment, collection, liquidity, and fraud protection solutions. Focused on enhancing client cash flow efficiency and driving deposit growth through industry-specific treasury strategies.

Wealth & Trust

Wealth Management

Advisors delivering investment, planning, and fiduciary services to business owners, executives, and high-net-worth individuals. Focused on generational wealth strategies and coordinating across banking and trust services for relationship continuity.

Trust

Provides personal and institutional trust services, including estate settlement, fiduciary administration, and asset oversight. Supports clients in managing complex estates, charitable vehicles, and family legacy planning with deep trust expertise.

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27 Deliver on Sandy Spring Opportunity WHOLESALE BANKING Capital Markets Bring deeper solutions to long standing relationships. Train bankers to identify triggers for FX needs, interest rate hedging, and syndicated transactions, supported by joint calling and identified opportunities from Capital Markets. Treasury Management Let’s not just finance their growth — let’s be their balance sheet partner. Partner with Treasury to mine the existing portfolio for fee opportunities in payments, fraud, liquidity, and collections, elevating non-interest income and client stickiness. Non-Interest Income and Depository Opportunities Integration Priorities • Handle cultural and operational integration with care — seeking to maintain client continuity and banker trust while introducing new processes. • Use embedded product partners and joint calling efforts to build confidence and capability without disrupting client relationships. Growth Priorities • Focus on providing full-credit, treasury, and capital market solutions. • Use the Maryland team’s relationship base as a springboard to introduce enhanced AUB product capabilities that were not available at Sandy Spring. Planned Strategic Initiatives & Capabilities • Focus on relationship profitability and scalable service delivery. • Identify top-tier C&I relationships for Capital Markets-led deal conversations that include swaps, FX, and syndications. • Equip bankers with structured product education and embedded support from Capital Markets and Treasury partners. • Elevate go-to-market strategy with vertical-specific messaging.

28 North & South Carolina Markets Developing New Markets WHOLESALE BANKING • Transition legacy business banking teams toward a more regional, commercial banking focus—without losing the client-first mindset that built their success. • Hire and empower a dedicated Middle Market team to pursue complex credits and broader relationship opportunities throughout the Carolinas. • Launch Capital Markets in this geography, offering enhanced solutions, such as syndications, interest rate derivatives, and FX, to deepen and diversify relationships. • Build brand equity in Charlotte, North Carolina, and the broader South Carolina market through a focused banker lift-out and product-led growth strategy. • Integrate Carolinas’ clients and bankers into the larger bank, maintaining continuity while delivering a broader suite of solutions. • Hire and empower a dedicated Wealth Management team to secure business while aligning with branch expansion plans in Raleigh and Wilmington markets. Capital Markets Scale client base with more capital markets needs. Movement up-market will allow us to begin to embed FX, syndications, and interest rate derivatives into all conversations, with the proactive training of teams, partner calling, and joint prospecting. Treasury Management Turn transactions into strategy. Continue to review existing portfolio for cash management gaps and continue a partnership focus on supporting a move up-market with targeted prospecting and team alignment. Planned Strategic Initiatives & Capabilities Non-Interest Income and Depository Opportunities

29 Virginia Market Enhancing the Core Franchise WHOLESALE BANKING • Expand Capital Markets product penetration, with a focus on driving swaps, FX, and syndications into existing client portfolios. • Implement a portfolio optimization strategy, emphasizing relationship depth and profitability over note count. • Create a dedicated up-market growth program targeting $50MM+ revenue clients across key industries. • Integrate industry-specific marketing and training for bankers to deliver vertical-informed conversations and structured solutions. • Launch a proactive product partner embed program, aligning Capital Markets and Treasury Management officers with top-tier banker teams on a standing basis. Capital Markets From lender to lead arranger – unlocking capital through every deal. Align banker incentives and frontline conversations to embed interest rate swaps, FX solutions, and syndications into deal structuring — not as post-close add-ons. Treasury Management Let’s not just finance their growth — let’s be their balance sheet partner. Establish Treasury product specialists within regional teams to co-sell operating accounts, payables/receivables platforms, and fraud tools aligned to client lifecycle needs. Planned Strategic Initiatives & Capabilities Non-Interest Income and Depository Opportunities

WHOLESALE BANKING

Expanding the Foundation

Commercial Real Estate

Planned Strategic Initiatives & Capabilities

- Launch a formal Commercial Real Estate Debt Capital Markets desk to monetize originations via agency, conduit, and life company executions.
- Expand syndication and participation capabilities to support larger sponsor relationships and optimize balance sheet deployment.
- Build dedicated hospitality, industrial, and student housing credit programs to support broader asset class diversification.
- Enhance CRE product playbooks to include embedded Treasury and Capital Markets strategies at the front end of deal discussions.
- Develop a standardized deal structuring toolkit for bankers to improve execution consistency and speed across markets.

Non-Interest Income and Depository Opportunities

Capital Markets

More than simply bankers — we're placement agents, hedgers, and syndication partners.

Enhance collaboration with the Capital Markets group to drive debt placement, interest rate hedging, and syndication income at the point of origination, not post-close.

Treasury Management

CRE clients don't just need capital — they need cash flow solutions.

Partner more proactively with Treasury Management to deliver escrow platforms, property-level collections, and fraud mitigation tools as part of the initial loan proposal.

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WHOLESALE BANKING

Specialty Banking

Evolving Existing and Developing New Groups

	Asset Based Lending	Senior Living and Healthcare Finance	Dealer Finance	Sponsor Finance	Franchise Finance
Market Opportunity	**Strong Credit Profile** • Loans are secured • Tighter controls, more frequent reporting, and proactive risk management • Clients who don't fit traditional credit boxes • Helps us "hold onto the relationship"	**Healthcare Sector** • Low default rates and strong asset coverage • Underwriting transparency • Aging U.S. population and increasing life expectancy • Local healthcare providers expanding rapidly	**Strategic Fit with Commercial & Middle Market** • Flexible and asset-focused option • Dealers are generally asset-rich and generate reliable cash flows • Floorplan lending secured by high-turnover collateral	**Strong Growth Engine** • Sponsors seeking regional bank partners for middle-market execution • Access to larger opportunities, private credit funds, and family offices	**Top Tier Growth Opportunity** • Predictable unit economics, and strong cash flow characteristics • Growing across food, wellness, and essential services • Repeatable, system-driven revenues with de-risked credit exposure
Planned Strategic Initiatives	**Asset Class Targets** • Build a dedicated ABL team • Capitalize on market dislocation • Integrate with Capital Markets • Leverage Treasury Management • Create credit alignment	**Demand for Healthcare Services** • Include for-profit operators and developers • Continue Capital Markets integration into strategy • Develop healthcare lending playbook • Deploy Treasury Management solutions across client types • Align credit practices with unique risk profiles	**Strong Credit Opportunity** • Develop full-spectrum dealer finance offerings • Stand up tailored underwriting and servicing model • Integrate Capital Markets solutions • Pair lending with Treasury Management tools • Recruit experienced dealer bankers and upskill talent	**Important for the Bank** • Formally launch a Sponsor Finance vertical • Align credit policy and risk appetite to support leveraged structures • Appoint a dedicated senior credit officer • Integrate with the Bank's Syndications Desk • Bundle with Capital Markets tools	**Resilient Asset Class** • Build a full lending suite tailored to franchise operators • Structure segment-specific underwriting • Create franchise-centric Treasury Management offerings • Leverage Capital Markets • Lift out a proven franchise finance team

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WHOLESALE BANKING

Planned Strategic Initiatives

We are exploring a phased rollout of new specialty finance initiatives to enhance our client offering, deepen fee generation, and align with market demand to better compete with larger banks. These efforts are under review and will not be implemented simultaneously, but instead prioritized and sequenced over time:

Senior Living & Healthcare Finance
Expand from nonprofit to for-profit lending.

Dealer Finance
Provide working capital and acquisition solutions to auto, powersport and equipment dealers.

Sponsor Finance
Formalize capabilities to support PE transactions.

Franchise Finance
Stand up a platform to serve multi-unit operators in food, fitness, and services.

Debt Capital Markets (DCM)
Create an internal CRE-focused placement desk to grow non-credit fee income.

Enterprise Payments
Build a scalable platform for real-time payments improving cash movement infrastructure.

Footprint Optimization Priorities

- Structured the business into three aligned verticals:
  - Core Commercial & Middle Market
  - Commercial Real Estate (CRE)
  - Specialty Banking
- Tailor operating models to match client profiles in each vertical improving efficiency, delivery, and banker accountability.

Specialty Banking Priorities

- Specialty banking will diversify balance sheet risk, moving beyond CRE and traditional C&I exposure.
- These businesses generate high-value fee income via embedded Capital Markets (e.g., swaps, syndications) and Treasury Management solutions.
- Specialty banking will anchor deposit relationships by targeting industries with complex treasury and payment needs, reinforcing our funding base.

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33 PLANS TO EXPAND IMPACT: Position Capital Markets as a scaled, embedded solution that drives relationship depth and institutional credibility. Capital Markets Interest Rate Derivatives The core of the Capital Markets platform, rate derivatives drive the majority of revenue today, with a strong base in commercial real estate (CRE) lending. While CRE remains a foundation, we believe there is substantial untapped opportunity in the broader commercial, middle market, and specialty banking portfolios. With structured pricing, pre-trade modeling, and post-close analytics, the Capital Markets team delivers advisory value to clients managing rate risk. Loan Syndications Loan syndications have gained significant traction over the past 12–18 months, particularly in CRE transactions and larger sponsor-backed deals. As balance sheet flexibility becomes more critical, we plan to expand the platform to support relationship bankers in winning and holding larger deals across all commercial verticals—including middle market, healthcare, dealer, and sponsor finance—while offloading excess exposure efficiently. Foreign Exchange (FX) FX capabilities, previously underutilized, are expected to be transformed through the rollout of a white-label online FX delivery platform. This modern interface will allow clients to book trades, access competitive pricing, and execute hedges in real-time—aligning our FX capabilities more closely with those of large regional and national institutions. We believe this change will unlock scalable fee income across import/export clients and international-facing industries. WHOLESALE BANKING Specialty Banking Opportunities • We believe that specialty verticals will generate demand for custom hedging, structured loan syndications, and cross-border solutions • These clients often require more sophisticated solutions than traditional middle market borrowers • Each specialty product is expected to expand the Bank’s relevance in rate-sensitive, high-fee opportunities • New capabilities, such as Debt Capital Markets (DCM) will further improve breadth of products

34 Treasury Management Industry Insights & Peer Benchmarking • Active engagement in industry forums has become a strong source of intelligence. • These forums also allow the bank to benchmark its Treasury and Enterprise Payments offerings against leading institutions, informing design decisions that improve competitiveness and customer outcomes. • Going forward, this engagement will help shape go-to-market playbooks for new verticals, technology investments, and future product roadmap decisions. Data-Driven Treasury Evolution • Treasury data infrastructure has undergone foundational upgrades, enabling aggregation of product usage, pricing, and relationship metrics. • The next phase involves plans to embed AI-powered tools to extract relationship-level insights to empower Relationship Managers ("RMs") and Treasury Management Officers. • These efforts are being coordinated with system enhancements to seek to ensure data flows consistently across channels (CRM, Treasury Management, onboarding). Client Experience Modernization • Treasury Management support center is transitioning from a legacy call-center model to a full omnichannel contact center. • Improvements in onboarding, training, and escalation paths will be paired with service level tracking to strengthen responsiveness and client satisfaction. Strategic Implications for Growth • Planned enhancements in benchmarking, data, and client delivery are expected to directly support the broader Specialty Banking strategy – by making Treasury Management more proactive, insightful, and aligned with client needs. • As verticals like Healthcare, Franchise, and Sponsor Finance grow, we believe a more sophisticated Treasury Management offering will serve as a key differentiator and revenue contributor. • Finally, improved data, automation, and service models are expected to enable us to scale non-interest income without needing to proportionally increase staffing or overhead. WHOLESALE BANKING PLANS TO LEVERAGE SUCCESS: Continue building on the consistent and repeatable successes over the prior five years.

WHOLESALE BANKING

Treasury Management

Enterprise Payments, Stablecoin and Tokenized Deposits

Business Overview

Our Enterprise Payments strategy will deliver a complete, modernized client experience by enabling business customers to send and receive payments across all major rails—Real Time Payment ("RTP"), FedNow, ACH, and Wire—in a secure, seamless, and scalable manner. This will complete the foundational modernization of our Treasury Management platform, aligning with client expectations and positioning us for continued fee-based growth.

Planned Strategic Initiatives & Capabilities

2025	• Prepare to Launch RTP and FedNow Receive capabilities to enable real-time inbound payments.
2026	• Launch RTP and FedNow Send for business clients to accelerate disbursement capabilities. • Review and optimize P-Card strategy, including an evaluation of issuer opportunities. • Deploy open APIs for money movement and reporting.
2027 Onwards	• Expand data-rich payments and integrated receivables tools, especially for middle-market adoption. • Re-platform to scale with modern Enterprise Resource Planning and treasury tech ecosystems, ensuring long-term flexibility.

Alignment to Strategic Initiatives

Grow Non-Interest Income	**Every Payment. Every Rail. Every Revenue Opportunity.** Instant payments, issuing, and payment APIs are expected to create scalable fee income—built directly into our clients' workflows
Diversify the Portfolio	**Specialized Payments for Specialized Clients.** Treasury solutions embedded in sector strategies are expected to fuel growth and retention across Healthcare, Franchise, and Dealer Finance verticals

Integration with Middle Market

- Develop a robust payments suite for Middle Market clients, featuring Instant Payments, Integrated Receivables, and Application Programming Interface ("API") connectivity.
- We will consider launching a bank-owned Purchase Card issuing program to drive rebate-based income and client retention.

Planned Specialty Banking Initiatives

- *Healthcare Finance:* Build a Treasury suite focused on Revenue Cycle Management, including EOB integration and patient payment tools.
- *Franchise Finance:* Deploy multi-bank reporting, cash concentration, and reconciliation tools alongside existing cash vault services.
- *Dealer Finance:* Enable Instant Payments "Send" to settle auction purchases in real-time—replacing legacy check disbursement.

Stablecoins

- *Genius Act:* Provides stronger, more structured regulation for stablecoins.
- We will closely monitor developments and assess potential opportunities to embed stablecoins into our products and services.

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36 Snapshot WEALTH MANAGEMENT Asset Management • Portfolio managers dedicated to building customized portfolios based on AUBWM’s best thinking • Diversified asset allocation across portfolios and each asset class, including alternatives where appropriate • No proprietary investment products. Complete transparency of fees and expenses • Institutional Advisory Group focused on serving non-profit, municipal, and corporate clients Trust & Estate Services • Proactive advice from experienced, credentialed professionals who concentrate on each client’s individual needs • Fiduciary Investment platform focused on serving high net worth clients’ investment, trust, and estate planning needs • Additionally, a planning-based approach offers advice on retirement, education planning, business succession planning, and risk management • Estate Settlement Services are offered to assist clients with post-mortem probate matters Wealth Banking • Personal banking and credit services for wealth management clients • High level of services for some of the most financially active clients of AUB • Custom credit and deposit products only available for wealth management clients • Consumer credit products such as liquid secured lines of credit or credit lines against a personal residence (HELOC) • Business Purpose lending that relies on the credit of the borrower Rembert Pendleton Jackson (RPJ) • SEC Registered Investment Advisor serving primarily high net worth individuals and families. Non-bank subsidiary of Atlantic Union Bank • Services includes a wide range of financial planning and fee only investment advisory services to individuals, families, and organizations • As fiduciaries, RPJ has a legal and ethical responsibility to put their clients’ interests first • Based in Falls Church, VA, the firm services clients from around the nation’s capital and over 45 states West Financial Services (WFS) • SEC Registered Investment Advisor serving primarily high net worth individuals and families. Non-bank subsidiary of Atlantic Union Bank • Located in the DC-Metro region, provides fee-only fiduciary advice and management to a broad range of clients • Clients look to WFS to help bridge the gap between their current income, existing personal investment and retirement assets, and their future cash flow, retirement and estate needs • Includes a 401(k) consulting practice for business clients Atlantic Union Bank Wealth Management (AUBWM) is dedicated to helping Individuals and Institutions meet their long-term financial goals.

37 EVOLUTION CONTINUES: Seek to become a full-service and digitally enabled Wealth Management Organization. Wealth Management Technology Empowered New platforms, streamlined and consistent Go-to-Market model, process efficiencies, and AI enablement in client services and investment management Client Engagement Personalized advice and investment strategies plus wealth management services that meet evolving needs of each client Expansion of Services Comprehensive financial planning, including estate and tax planning, and lifestyle management advice for every client Today By 2028 PLANNED STRATEGIC INITIATIVES AND CAPABILITIES WHOLESALE BANKING Fee Income Growth from Wealth will contribute to our success • Goal of improving ratio of noninterest to net interest income • Driving growth through technology enhancements, focus on client experience and expansion of services • Continuing to strengthen client relationships • Creating incremental institutional AUM and revenue growth via the Atlantic Union Municipal Advisors platform • RPJ and West Financial, acquired with Sandy Spring, are mature, high performing RIAs operating under their own brands Becoming a full-service and digitally enabled organization will be important to capture a portion of “The Great Wealth Transfer”, estimated at $124 trillion over the next 23 years The new Wealth Management platform will provide a modern system that supports growth and drives operational efficiencies The new CRM platform will enable a single streamlined sales process, act as a central hub for prospecting, and provide data and insights to build stronger and more profitable relationships

38 Shawn O’Brien Consumer & Business Banking Group Executive of Atlantic Union Bank CONSUMER AND BUSINESS BANKING

39 1. As of September 30, 2025. Branch count as of October 23, 2025 2. Total includes 86 ATMs under contract Snapshot1 $54MM Fee Income $18.0B Deposits $5.3B Loans 581,000+ Clients $2.8B Assets AUM Held with Raymond James CONSUMER & BUSINESS BANKING 3 Regions 13 Markets 178 Branches 327 ATMs2 ~1,400 Teammates Branch Network Customer Care Business Banking | SBA Center Product & Digital Strategy Wealth Management Consumer Banking (AUFC) Solutions & Sales Talent Development Consumer Lending Group Consumer Administration ATM & Card Community Impact

CONSUMER & BUSINESS BANKING

Strategic Progression and Looking Forward

2024

American National acquisition

Tech Enhancements
- Q2 Business Launch
- Salesforce Launch
- Horizon XE Launch
- Simplified RE Loan Application

Driving Customer Usage
Round Up Savings

Salesforce
Case Management Replacement

2025 H1

Q2
Consumer Launch

Expansion
Begin NC Organic Growth Strategy

Sandy Spring acquisition

2025 H2

Customer Engagement
- Launch Refer a Friend
- New Treasury Bundle Product

Completed Sandy Spring Integration
- All systems consolidated to AUB
- Opportunity for growth begins

2026 H1

Blend for Consumer Lending
Digital HELOC Origination

Customer Engagement
- New Card Controls & Alerts
- Online Tax Forms

Planned launch of nCino for Bus. Banking
Digital process for origination and underwriting of Business loans

2026 H2

Build For Scale
Replacement of Deposit Online Account Opening System

Customer Engagement & Build for Scale
- Youth and Share of Wallet Tools
- AI Enhanced Chat bot
- Online Fraud Disputes
- Care Controls in Mobile App

Expansion
Aim to complete NC Organic Growth Plan

2027

Customer Engagement
- Goal Based Savings
- Charitable giving
- Personalized Insights & Offers
- NextGen Banking Program
- Relationship Rewards Tiers

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41 $79 $116 $129 $143 $152 $151 $167 HISTORIC CONSUMER BRANCH LOCATIONS 178 180 109 129 155 134 2020 130 2019 2021 2025 2026 2027 114 2022 2023 2024 185 We maintain a focus on network efficiency while maintaining geographic diversity Data as of December 31 each respective year, except for 2019, which is as of March 31 and 2025 which is as of September 30. Note: 2026 and 2027 are estimates Network Efficiency & Geographic Diversity Key Takeaways Consumer branches have evolved over time as we assess efficiencies, customer usage, high-traffic areas and our future footprint. Concurrent with the Sandy Spring core systems conversion, we closed 5 branches. In 2026, we will consider additional closings based on branch utilization. CONSUMER & BUSINESS BANKING CUSTOMER DEPOSITS PER BRANCH ($M) EXPECTED CONSUMER BRANCH LOCATIONS

42 Grow & Diversify Lending Portfolio Optimize NII Revenue New Outlook Building For Scale Expansion Organic Growth Customer Engagement Strong Foundation Core Deposits Organic Customer Growth: • Fully integrate Sandy Spring and Atlantic Union • New-to-bank sales focus Lending Growth: • New origination tool, Business Banking • Increase HELOC lending • Increase SBA lending Focus on the Customer Journey: • Expand mobile and online banking capabilities • New online and in-branch origination Updated for accelerated expansion via recent acquisitions and organic growth Planned Strategic Objectives CONSUMER & BUSINESS BANKING

43 53 Sandy Spring branches acquired at closing • Alignment of Risk & Operations Manager to each market • New Control Logs • Cash Management forecasting and audits • Regulatory Teammate testing and QA tasks PLANNED STRATEGIC INITIATIVES & CAPABILITIES Separating Sales From Operations Plan to Deliver on Sandy Spring Opportunity CONSUMER & BUSINESS BANKING NON-INTEREST INCOME AND DEPOSITORY OPPORTUNITIES We plan to successfully blend the cultures of Sandy Spring & AUB to create a cohesive and motivated workforce that embraces the strengths of both organizations, including AUB’s sales practices • Increase targeted marketing and leads in CRM • Build new to bank customers by bringing production metrics to AUB norms • Enhance the client service experience through empowerment and usage of Salesforce • Introduce AUB’s consultative sales and service model through refreshed Sales Playbook, and integrated client needs assessment to Salesforce, supported with in-market sales coaches • Introduce AUB’s sales campaigns, bolster incentive programs, production reporting, and accountability Integration Priorities • Comprehensive training for new teammates on new systems and processes. • Foster a positive and collaborative work environment seeking to ensure teammates feel valued and supported during the transition, which we believe will lead to higher morale and productivity. Growth Priorities • Introduction of new programs; Solutions Banking, expansion of Business Banking and Atlantic Union Financial Consultants (AUFC)

44 New Programs Launching Refer-A-Friend Competitive Promotional Offers Driven-Focus New DDA Production Improved Solutions Online Deposit Origination Organic customer growth remains a top priority and is expected to be driven by increased new customer production Customer Growth CONSUMER & BUSINESS BANKING Creative Attractive Solutions Make it Easy Leverage Strength in Retention

45 A focus on small business, automated origination, partnership between Business Banking and branch staff Lending: Consumer & Business Banking Growth Strategy CONSUMER & BUSINESS BANKING Consumer Lending & Home Loans Automation can reduce cycle times by 20% • Grow home lending origination team in and out of footprint • Expand specialized consumer loan programs, including online HELOC origination • Community Impact Focus - New product launch (STAR HELOC), consolidate and simplify specialty first-time homebuyer product (STAR), make first-time homebuyer grants more accessible, and deploy local market specific champions for community impact Business Banking & Small Business • Launch Small Business loan origination platform providing opportunity for speed to market and reducing manual workload to provide more opportunity for Relationship Managers to be in the field • Leverage branches as Business Lenders with the loan origination platform • Increase Business Banking FTE to support expanding footprint • Expand SBA Lending and broaden Sales Team to support a multi-state expansion PLANNED ORGANIC GROWTH & AUTOMATION

46 CONTINUATION: PLANNED ENHANCEMENTS Building tools that help us grow and transition Technology AUB and Salesforce • Sandy Spring had a case management model via Salesforce • We have rebuilt our model, using those learnings with a newer version of Salesforce • This means that most frontline client requests related to operations and fraud are now entered and managed through Salesforce • AUB also uses Salesforce for lead and referral management, as well as for our client needs analysis • In the future, we expect to use Salesforce for Banker-initiated account origination and servicing Mobile and Online Banking (Q2) We are constantly improving our mobile and online banking solution. Expect to add youth and wallet share tools. Call Center Technology Telephone software deployed across the Bank creating efficiencies and providing insights with daily KPIs CRM (Salesforce) A CRM that will allow full service of the customer from documenting client needs to servicing and case management NEXT UP: SOURCING Account Origination We plan to invest in a modern origination platform, not only for self-service online account opening, but also for the in-branch experience; plan to integrate this omnichannel platform with Salesforce Lending Origination We plan to leverage the new nCino solution for Business Banking and Blend for Consumer Lending. We plan to expand online HELOC origination AI Tools We believe AI technology is moving quickly. We plan to utilize new AI tools which should improve our Quality Control processes, teammate training and leverage new Chatbot capability CONSUMER & BUSINESS BANKING

CONSUMER & BUSINESS BANKING

North Carolina Expansion Strategy

Our initial focus will be in Raleigh and Wilmington, with plans to open highly visible locations targeting attractive submarkets combined with AUB branded ATMs at high-traffic retailers paired with expanded commercial, wealth and mortgage teams

10 New Branches Planned Over Next 3 Years

7	3	86
Raleigh Branches	Wilmington Branches	Off-Site ATMs



Maryland
BALTIMORE
WASHINGTON
STAUNTON
FREDERICKSBURG
Virginia
CHARLOTTESVILLE
ROANOKE
RICHMOND
NORFOLK
VIRGINIA BEACH
GREENSBORO
RALEIGH
CHARLOTTE
North Carolina
WILMINGTON
Current Branch (178)
LPO (1)
Additional Branch Following Expansion (10)

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48 We currently have SBA focused Teammates operating in 8 states and engage in SBA lending in 17 States. We expect to continue to grow our footprint for SBA lending. We plan to leverage the new automated lending application to expedite SBA loan processing. We expect this enhancement will boost production, enabling Relationship Managers to dedicate more time to sourcing new opportunities, and associate our brand with a competitive "speed to market." We believe this will also allow branch teammates to contribute more to SBA lending. As we build out our brand, we will partner with marketing to extend our reach beyond our current footprint. We strive to have our brand be widely recognized as a preferred SBA lender. We are one of the largest producers of SBA 7(a) loans, by loan amount, for Virginia-based banks in 2025. SBA lending will become a larger business for Atlantic Union Bank SBA Lending –offers government guaranteed loan programs enabling our Business and commercial bankers to assist eligible companies throughout their entire business lifecycle. Planned SBA Lending Expansion SBA Lending We are a Preferred Lender for the SBA. This allows us to make the credit decision without waiting for the SBA to approve it. CONSUMER & BUSINESS BANKING

49 AUFC began to support former Sandy Spring branches AUFC Practice Support Manager shifting focus to business growth efforts Transitioned a virtual consultant to boots on the ground in the Richmond Market New advisor roles to support NOVA East and Central, NE and NW Maryland Northern Virginia, Maryland, D.C. Focus Transition a virtual consultant to boots on the ground in Roanoke/NRV Market New Branch Advisors and virtual advisor role New Operations Specialist role New Client Assistants New Sales Manager New Advisor roles New Client Assistants 2025 2026 Plans 2027 Plans North Carolina Focus Through a partnership with Raymond James Financial, Atlantic Union Financial Consultants (“AUFC”) plans to support AUB’s expanding footprint by leveraging existing talent and investing in additional FTE. These additions and realignment of advisors will provide improved branch coverage while adding focus in the Maryland, D.C., and North Carolina footprints Planned Atlantic Union Financial Consultants Expansion CONSUMER & BUSINESS BANKING

50 Processes Optimization improve account opening and servicing as well as other easy to use tools for our Teammates Further develop our processes, procedures, reporting, delivery, and staffing Build for Scale INVESTMENTS IN THE FUTURE STREAMLINED PROCESSES CONSUMER & BUSINESS BANKING Consolidate to a few primary systems Focus on optimizing reporting, process, and procedures Develop AI tools such as call center quality control, chat, and training

51 TECHNOLOGY ROADMAP Matt Linderman Chief Information Officer of Atlantic Union Bank

52 We have brought our Information Technology and Digital organizations together and expanded our talent, creating synergy… Our vision is to be “the trusted choice to engineer and operate technology solutions that meet (or exceed) the business needs and delight our customers.” Overview Application and Platforms (incl. Digital) Infrastructure & Network Information & Cyber Security Data, Integration and Development Business Line Intelligence Planning and Optimization First Line of Defense & Risk Management Enterprise Technology Enterprise Architecture & Data Governance

53 We Delivered on our Three-Year Technology Roadmap ENTERPRISE TECHNOLOGY Modernize Core Banking System • Completed robust RFP process across core banking and digital landscape • Completed rationalization of all online and mobile services to single leading platform • Invested in and improved existing core banking platform, building foundation for recent acquisitions and growth • Continue to reduce reliance on one core vendor - leverage best delivery solutions Innovate With FinTechs • Continually evaluate FinTech solutions with eye towards business value • Leveraged key fintech solutions to deliver improved service experiences (Blend, etc.) • Piloting FinTech solution for online deposit gathering Plug & Play Ecosystem • Selected and implemented internal “integration layer” to enable plug and play ecosystem • Evaluated and implemented a number of new leading platforms with full integration Modern Delivery System • Continued to expand and mature delivery agility • Created robust processes for ensuring technology solutions are tied to business value

54 Soundness Seek to ensure our security and risk management remain robust and positioned for growth Modernize Continue to rationalize and migrate to target state technology solutions that meet business need Leverage Fully leverage the modernization already completed to extract maximum value from target state platforms Lead with Data Seek to ensure our data remains high-quality and is fully leveraged through analytics, including AI and machine learning Elevate Customer Experience Continue to rollout compelling customer capabilities and ensure they are always available and of high quality Build or Buy Know when to leverage off-the-shelf products versus when to build our own based on competitive value Embrace AI We believe that the rapid growth of Artificial Intelligence cannot be ignored and we will thoughtfully pursue Maturing our Technology Organization: 2026-2028 Focus Areas ENTERPRISE TECHNOLOGY

55 External Applications Internal Applications AUB Data Lake ON-PREMISE HOSTING Production Reporting High-quality, repeatable and automated reporting across all key areas of business and operations Self Service Analytics Democratized data and tooling to allow for local inspection and analysis of data in self service manner Machine Learning Use of machine learning techniques to uncover insights or make predictions based on readily available data Artificial Intelligence Leverage large language model capabilities (like Chat GPT or Copilot) to drive business value – focusing on Teammate productivity and customer experience first DATA QUALITY & GOVERNANCE Seek to ensure our data remains high quality and is fully leveraged through analytics, including AI and machine learning Lead with Data ENTERPRISE TECHNOLOGY

56 Artificial Three Step Approach to Engaging AI Intelligence We are thoughtfully pursuing AI use at AUB. Fast Follower Strategy • Identify key vendor partnerships and leverage their capabilities • Near-term focus on internal productivity and low risk, non-customer facing use cases • Expand use cases beyond productivity to customer facing where possible • Identify the longer-term boundaries of “buy” versus “build” Implement Governance Test and Learn Engage and Leverage

57 Customer Experience / Servicing Enhancing how customers interact with the bank through personalized recommendations, AI chatbots, virtual assistants, and predictive support that anticipates needs Operational Efficiencies Automating repetitive tasks like data entry, reconciliations, and compliance checks to reduce costs, speed up workflows, and improve employee productivity Risk and Fraud Management Detecting anomalies and patterns in transactions using machine learning to prevent fraud, monitor suspicious activity, and assess credit or operational risk in real time Revenue Generation Identifying cross-selling and upselling opportunities, optimizing pricing strategies, and using predictive analytics to target high-value customer segments Generative Engine Optimization The next evolution in search engine marketing to enable brand discoverability in AI-powered search platforms like Copilot, ChatGPT, Perplexity, and Google's AI Overviews AI Strategy: Categories of Use Cases at AUB ENTERPRISE TECHNOLOGY

58 NEAR TERM INTERMEDIATE TERM LONG TERM • Develop robust governance model around machine learning and artificial intelligence • Identify key vendor partnerships and pilot • Promote education about what AI/ML “is” and “is not” within our teams • Leverage existing vendor AI capabilities to further learning and extract value through production deployments • Identify the longer-term boundaries of “buy” versus “build” • Primary focus production utilization on internal use cases • Achieve AI fluency across the organization • Leverage AI landscape at AUB • Expand use cases beyond productivity to customer facing where possible With the rapid growth of artificial intelligence, we plan to remain fast followers AI Strategy: Progression ENTERPRISE TECHNOLOGY

59 As we settle into our target state digital platforms, we will work to fully leverage those platforms Elevate Customer Experience: Digital Customer Engagement We aim to increase the level of customer engagement through: • Strong business partnership • Personalization • Anticipation of customer needs • Increased focus on User Experience design Monetization • Harness and leverage the Q2 ecosystem to integrate and monetize via applicable FinTech partnerships Scale & Risk Management • Leverage our platform to deliver on “automated processing” anywhere possible to ensure scalability • Implement embedded controls and operational health telemetry to systematically manage risk Buy Configure Build ENTERPRISE TECHNOLOGY Grow Adoption and Utilization of Digital Channel • Shift of our focus from “buying” out-of-the-box technology to configuring and building to deliver on our customized needs

60 We must understand our customer experience from a technology standpoint and we will be building out a Technology Operations function with a targeted focus on that customer experience. Elevate Customer Experience Those systems and connections are owned and managed by multiple third parties and Atlantic Union Bank. Internal Hosting Externally Hosted Applications We must have an operational capability that can see the full customer experience. The customer experience is dependent on an aggregation of systems and connections working properly. Customer Experience PUBLIC INTERNET & INFRASTRUCTURE AUB Technology Operations ENTERPRISE TECHNOLOGY

61 Seeking to ensure that we are prepared for the increasing threat and regulatory landscape as we grow Information / Cyber Security Roadmap Protect the Bank Evolve our organization in response to the increasing threat landscape by making strategic investments. • Educated Teammates with efficient staffing model • Fit for purpose processes • Investing in our technology ENTERPRISE TECHNOLOGY Support Our Business Continue to build out and leverage a Business Information Security Officer model to drive security alignment with our business. • Enhanced Business Routines and Reporting • Enhanced Business-Facing Risk Management Process

62 SHAREHOLDER VALUE PROPOSITION AND FINANCIAL TARGETS Rob Gorman Chief Financial Officer

63 Dense, uniquely valuable presence across attractive markets FINANCIAL STRENGTH Solid balance sheet & capital levels UPPER QUARTILE PERFORMANCE Committed to top-tier financial performance ATTRACTIVE FINANCIAL PROFILE Solid dividend yield & payout ratio with earnings upside STRONG GROWTH POTENTIAL Organic & acquisition opportunities Our Shareholder Value Proposition Positioned for growth and long-term shareholder value creation as a preeminent regional bank with a leading presence in attractive markets LEADING REGIONAL PRESENCE

64 7.0 10.0 13.3 15.7 16.6 15.9 16.8 20.4 30.7 2.5 2.2 2.6 11.2 2017 2018 2019 2020 2021 2022 2023 2024 Q3 2025 AUB Acquired 7.1 9.7 12.6 14.0 13.2 14.4 15.6 18.5 27.4 2.5 2.2 2.2 8.6 2017 2018 2019 2020 2021 2022 2023 2024 Q3 2025 AUB Acquired Loan & Deposit Growth Total Growth CAGR:+19% | Organic Growth CAGR: 7% LOANS ($B) Total Growth CAGR:+21% | Organic Growth CAGR: 7% DEPOSITS ($B) Organic Growth CAGR excludes loans and deposits acquisitions from 2017 through 3Q 2025

Strong Track Record of Performance (Non-GAAP)

ADJUSTED OPERATING RETURN ON TANGIBLE COMMON EQUITY (ROTCE %)[1]


18.1%
17.1%
17.2%
16.9%
19.7%
2021
2022
2023
2024
2025 YTD

Peer Group	2021	2022	2023	2024
Top Quartile	18.2%	17.3%	17.3%	15.4%
Median	16.1%	15.7%	15.0%	14.2%

2025 YTD AUB Top Quartile Performance


19.7%
17.5%
14.2%
2025 YTD AUB
2025 YTD Peer Top Quartile
2025 YTD Peer Median

ADJUSTED OPERATING RETURN ON ASSETS (ROA %)[1]


1.43%
1.16%
1.14%
1.11%
1.26%
2021
2022
2023
2024
2025 YTD

Peer Group	2021	2022	2023	2024
Top Quartile	1.48%	1.33%	1.24%	1.30%
Median	1.42%	1.21%	1.04%	1.11%

2025 YTD AUB Median Performance


1.26%
1.41%
1.23%
2025 YTD AUB
2025 YTD Peer Top Quartile
2025 YTD Peer Median

ADJUSTED OPERATING EFFICIENCY RATIO (FTE %)[1]


54.5%
54.7%
54.2%
53.3%
50.5%
2021
2022
2023
2024
2025 YTD

Peer Group	2021	2022	2023	2024
Top Quartile	54%	52%	52%	56%
Median	58%	56%	60%	57%

2025 YTD AUB Top Quartile Performance


50.5%
52.0%
55.0%
2025 YTD AUB
2025 YTD Peer Top Quartile
2025 YTD Peer Median

Atlantic Union Bankshares

Data as of or for the twelve months ended each respective year, except for 2025 YTD, which is as of the nine months ended September 30, 2025

Peer Group is our 2025 peer group used by our compensation committee as disclosed in our definitive proxy statement filed with the SEC on March 26, 2025. Peer data per SP Global Intelligence

1. Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures"

65

66 CAPITAL RATIO REGULATORY WELL CAPITALIZED MINIMUMS REPORTED PRO FORMA INCLUDING AOCI & HTM UNREALIZED LOSSES1 ATLANTIC UNION BANKSHARES ATLANTIC UNION BANK ATLANTIC UNION BANKSHARES ATLANTIC UNION BANK Common Equity Tier 1 Ratio (CET1) 6.5% 9.9% 12.8% 8.9% 11.8% Tier 1 Capital Ratio 8.0% 10.5% 12.8% 9.4% 11.8% Total Risk Based Capital Ratio 10.0% 13.8% 13.8% 12.8% 12.7% Leverage Ratio 5.0% 8.9% 10.9% 8.0% 10.0% Tangible Equity to Tangible Assets (non-GAAP)1 — 8.2% 10.2% 8.1% 10.1% Tangible Common Equity Ratio(non-GAAP) 1 — 7.7% 10.2% 7.6% 10.1% Strong Capital Position 1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of Non-GAAP Disclosures” At September 30, 2025

Capital Management Priorities

CAPITAL PRIORITIES

SUPPORT ORGANIC GROWTH	COMMON DIVIDEND PAYOUT RATIO TARGET OF 35%-45%	COMMON SHARE REPURCHASES

CONSOLIDATED COMMON EQUITY TIER 1 CAPITAL RATIO

Target Range 9.5%-10.5%

(We consider CET1 ratio > 10.5% at the holding company to be excess capital)



9.0%
9.9%
10.2%
10.3%
10.2%
10.0%
9.8%
10.0%
9.9%
2017
2018
2019
2020
2021
2022
2023
2024
3Q 2025

ANNUAL COMMON STOCK DIVIDEND GROWTH



7% 8-year CAGR
$0.81
$0.88
$0.96
$1.00
$1.09
$1.16
$1.22
$1.30
$1.39
2017
2018
2019
2020
2021
2022
2023
2024
2025

ADJUSTED OPERATING EARNINGS RETURNED TO COMMON SHAREHOLDERS[1]



43%
32%
70%
74%
77%
62%
41%
44%
42%
2017
2018
2019
2020
2021
2022
2023
2024
2025 YTD

$ (000s)	2017	2018	2019	2020	2021	2022	2023	2024	2025 YTD	Total
Common Dividends	$35,393	$58,001	$78,345	$78,860	$84,307	$86,899	$91,417	$112,007	$127,440	$752,669
Share Buybacks	—	—	$80,280	$49,879	$125,000	$48,231	—	—	—	$303,390
Total	$35,393	$58,001	$158,625	$128,739	$209,307	$135,130	$91,417	$112,007	$127,440	$1,056,059

Atlantic Union Bankshares

Data as of or for the twelve months ended each respective year, except for 2025 YTD, which is as of the nine months ended September 30, 2025

1. Total Common shareholder payout; includes common share repurchases, common share dividends and adjusted operating earnings available to common shareholders (Non-GAAP). See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures"

67

68 We expect to achieve these financial targets in 2026 19% – 20% Return on Tangible Common Equity 1.4% –1.5% Return on Assets 46% – 48% 68 Medium-Term Financial Targets1 KEY FINANCIAL PERFORMANCE OPERATING METRICS BENCHMARKED AGAINST TOP QUARTILE PROXY PEERS Efficiency Ratio (FTE) Atlantic Union is committed to achieving top tier financial performance and providing our shareholders with above average returns on their investment regardless of the operating environment 1. Medium-term is 2026 to 2027

2025 Financial Outlook[1]

Inclusive of Sandy Spring beginning April 1st

	Targets for 4Q 2025[1]	FULL YEAR 2025 OUTLOOK[1]
Loans	*Mid Single Digit growth in 4Q* *annualized*	(period end) $27.7 – 28.0 billion
Deposits	*Low Single Digit growth in 4Q* *annualized*	(period end) $30.8 – 31.0 billion
Credit Outlook	*Net charge-off ratio: ~10bps*	ACL to loans: ~115 – 120 bps Net charge-off ratio: ~15 – 20 bps
Net Interest Income (FTE)[2,3]	*~$325 - $330 million*	~$1.160 - $1.165 billion
Net Interest Margin (FTE)[2,3]	*~3.85% - 3.90%*	~3.75% - 3.80%
Adjusted Operating Noninterest Income[2]	*~$50 - $55 million*	~$185 - $190 million
Adjusted Operating Noninterest Expense[2] (excludes amortization of intangible assets)	*~$183 - $188 million*	~$675 - $680 million
Amortization of intangible assets	*~$18 million*	~$60 million

KEY ASSUMPTIONS[1]

- Full Year 2025 outlook includes nine months impact of the Sandy Spring acquisition in results
- The outlook includes estimates of merger-related purchase accounting adjustments with respect to the Sandy Spring acquisition that are subject to change
- Remain on track for cost-savings target of 27% of Sandy Spring non-interest expense
- The Federal Reserve Bank cuts the Fed Funds rate by 25 bps in December and term rates remain stable
- Expect Virginia, Maryland, and North Carolina unemployment rate to rise but remain below the national unemployment rate in 2025

1. Information on this slide is presented as of December 10, 2025, reflects the Company's updated financial outlook, certain of the Company's financial targets, and key economic and other assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The adjusted operating noninterest expense outlook excludes amortization of intangible assets, merger-related costs, and FDIC special assessments, and the adjusted operating noninterest income outlook excludes gains and losses on the sale of securities, loans or the equity interest in CSP. The FY 2025 financial outlook, the Company's financial targets for the fourth quarter of 2025 and the key economic assumptions contain forward-looking statements. These statements are based on current beliefs and expectations of our management and are subject to significant risks and uncertainties, including, but not limited to, volatility and uncertainty in the macroeconomic environment, changes in federal and state governmental policies, the imposition or expansion of tariffs, sustained inflationary pressures, recessionary conditions, and geopolitical instability. As a result, actual results or conditions may differ materially. See the information set forth below the heading "Forward-Looking Statements" on slide 2 of this presentation.
2. Refer to "Additional Information" slide and Appendix for non-GAAP disclosures.
3. Includes preliminary estimates of accretion income from the Sandy Spring acquisition which are subject to change.

Atlantic Union Bankshares

69

70 2026 Financial Outlook 1. Information on this slide is presented as of December 10, 2025, reflects the Company’s updated financial outlook, certain of the Company’s financial targets, and key economic and other assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The FY 2026 financial outlook, the Company’s financial targets and the key economic assumptions contain forward-looking statements. These statements are based on current believes and expectations of our management and are subject to significant risks and uncertainties, including, but not limited to, volatility and uncertainty in the macro economic environment, changes in federal and state governmental policies, the imposition or expansion of tariffs, sustained inflationary pressures, recessionary conditions, and geopolitical instability. As a result, actual results or conditions may differ materially. See the information set forth below the heading “Forward-Looking Statements” on slide 2 of this presentation. 2. Refer to “Additional Information” slide and Appendix for non-GAAP disclosures. 3. Includes preliminary estimates of accretion income from the Sandy Spring acquisition which are subject to change. FULL YEAR 2026 OUTLOOK 1 Loans (end of period) $29.0 – 30.0 billion Deposits (end of period) $31.5 – 32.5 billion Credit Outlook ACL to loans: ~115 – 120 bps Net charge-off ratio: ~10 – 15 bps Net Interest Income (FTE) 2,3 ~$1.350 - $1.375 billion Net Interest Margin (FTE) 2,3 ~3.90% - 4.00% Noninterest Income ~$220 - $230MM Adjusted Operating Noninterest Expense2 (excludes amortization of intangible assets) ~$750- $760MM Amortization of intangible assets ~$60MM Tangible Book Value Growth Per Share ~12-15% growth • 2026 outlook includes the full year impact of the Sandy Spring acquisition in results • The outlook includes estimates of merger-related purchase accounting adjustments with respect to the Sandy Spring acquisition that are subject to change • Includes full year impact of cost savings of 27% of Sandy Spring non-interest expense • The Federal Reserve Bank cuts the fed funds rate by 25 bps two times in 2026 in March and June and term rates remain stable • Assumes moderate GDP growth and a stable economy in AUB’s branch footprint • Expect Virginia, Maryland, and North Carolina unemployment rate to rise but remain below the national unemployment rate in 2026 KEY ASSUMPTIONS1

Our Shareholder Value Proposition

Leading Regional Presence Dense, uniquely valuable presence across attractive markets	• #1 Largest Regional Bank headquartered in the lower Mid-Atlantic[1] • 178 Total Branches Across our Virginia, Maryland, D.C., and North Carolina markets • We believe the three state footprint that we operate in is among the most attractive in the country	✓
Financial Strength Solid balance sheet & capital levels	• ~10% CET1 Ratio | 13.8% Total Risk-Based Capital Ratio; rapidly accreting capital • 89% Loan-to-Deposit Ratio; 91% Core Deposits[2] | 23% Non-Interest Bearing Deposits • Proven track record of conservative credit • 1.17% Allowance for Credit Losses to Loans; ~46% of loan portfolio credit and interest rate marked	✓
Strong Growth Potential Organic & Capitalizing on Executing Sandy Spring Acquisition	• Ability to focus on organic growth opportunities • Expect double digit Tangible Book Value growth in 2026 • Total Loan CAGR from 2017 to 3Q 2025 = 19% Total | 7% Organic[3] • $15Bn of Wealth AUM	✓
Targeting Peer-Leading Performance Committed to achieving top-tier financial performance over the medium-term[4]	• Top-tier positioning across key financial metrics – ~1.40% - 1.50% Return on Assets – ~19% - 20% Return on Tangible Common Equity – ~46% - 48% Efficiency Ratio (FTE)	✓
Attractive Financial Profile Solid dividend yield & payout ratio with earnings upside	• 7% Dividend CAGR Since 2017 • 4.3% Annualized Dividend Yield as of 11/26/2025 • 35%-45% Dividend Payout Ratio • Potential for Share Repurchases with excess capital	✓

Atlantic Union Bankshares

Source: SNL Financial Data as of 9/30/2025 (Branch count as of 10/23/2025)

1. Based on Deposit market share. Regional banks defined as U.S. Banks with <$100Bn in assets; Mid-Atlantic defined as Delaware, Maryland, New Jersey, Pennsylvania, Virginia, Washington D.C., and West Virginia
2. Core deposits defined as total deposits less jumbo time deposits and brokered deposits
3. Organic loan growth excludes loans acquired in acquisitions from 2017 to 3Q 2025
4. Medium-term is 2026 -2027

71

72 SUMMARY John Asbury President & Chief Executive Officer

73 Our Vision for 2028 Maintain a dense and contiguous franchise as we grow, creating tremendous value through optionality Expand and diversify business lines, with competitive products and durable revenue streams for protection during downturns Differentiate customer value proposition through personal and digital delivery, a balance desired by customers and a differentiated value proposition for AUB relative to competitors Optimize, digitize, and automate operations to improve efficiency, scalability, and the customer experience Soundly manage enterprise risk and preserve trust with regulatory partners to enable sustained excellence Acquire, retain, equip, and empower talent to manage risk, deliver returns, and sustain performance Optimize operating leverage and consistently deliver top-tier financial performance with a commitment to creating shareholder value Supplement organic growth through strategic opportunities that enhance our organic growth and transformation

APPENDIX

75 Reconciliation of Non-GAAP Disclosures We have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance or show the potential effects of accumulated other comprehensive income or unrealized losses on held to maturity securities on our capital. Due to the impact of completing the Sandy Spring acquisition in the second quarter of 2025 and the acquisition of American National Bankshares in the second quarter of 2024, we updated our non-GAAP operating measures beginning in the second quarter of 2025 to exclude the CECL Day 1 non-PCD loans and reserve of unfunded commitments (“RUC”) provision expense. The CECL Day 1 non-PCD loans and RUC provision expense is comprised of the initial provision expense on non-PCD loans, which represents the CECL “double count” of the non-PCD credit mark, and the additional provision for unfunded commitments. The Company does not view the CECL Day 1 non-PCD loans and RUC provision expense as organic costs to run the Company’s business and believes this updated presentation provides investors with additional information to assist in period-to-period and company-to-company comparisons of operating performance, which will aid investors in analyzing the Company’s performance. Prior period non-GAAP operating measures presented in this presentation have been recast to conform to this updated presentation.

Reconciliation of Non-GAAP Disclosures

Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, nonrecurring tax expenses, rebranding costs, (loss) gain on sale of securities, gain on sale-leaseback transaction, gain on CRE loan sale, gain on sale of Dixon, Hubard, Feinour & Brown, Inc. ("DHFB"), gain on sale of equity interest in Cary Street Partners ("CSP"), and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

(Dollars in thousands, except outstanding share and per share amounts)	For the nine months ended September 30, 2025	For the years ended 2024	2023	2022	2021	2020	2019	2018	2017
Operating Measures									
Net Income (GAAP)	$ 161,749	$ 209,131	$ 201,818	$ 234,510	$ 263,917	$ 158,228	$ 193,528	$ 146,248	$ 72,923
Plus: Merger-related costs, net of tax	94,847	33,476	2,850	—	—	—	22,296	32,065	4,405
Plus: FDIC special assessment, net of tax	—	664	2,656	—	—	—	—	—	—
Plus: Legal reserve, net of tax	—	—	6,809	—	—	—	—	—	—
Plus: Strategic cost saving initiatives, net of tax	—	—	9,959	—	—	—	—	—	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	—	4,351	13,775	5,343	—	849	—
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	—	11,609	25,979	12,953	—	—
Plus: Deferred tax asset write-down	—	4,774	—	—	—	—	—	—	—
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	77,742	11,520	—	—	—	—	—	—	—
Plus: Nonrecurring tax expenses	—	—	—	—	—	—	—	—	6,250
Plus: Rebranding costs, net of tax	—	—	—	—	—	—	5,099	—	—
Less: (Loss) gain on sale of securities, net of tax	(64)	(5,129)	(32,381)	(2)	69	9,712	6,063	303	520
Less: Gain on sale-leaseback transaction, net of tax	—	—	23,367	—	—	—	—	—	—
Less: Gain on CRE loan sale, net of tax	8,405	—	—	—	—	—	—	—	—
Less: Gain on sale of DHFB, net of tax	—	—	—	7,984	—	—	—	—	—
Less: Gain on sale of equity interest in CSP, net of tax	10,654	—	—	—	—	—	—	—	—
Less: Gain on Visa, Inc. Class B common stock, net of tax	—	—	—	—	4,058	—	—	—	—
Adjusted operating earnings (non-GAAP)	**$ 315,343**	**$ 264,694**	**$ 233,106**	**$ 230,879**	**$ 285,174**	**$ 179,838**	**$ 227,813**	**$ 178,859**	**$ 83,058**
Less: Dividends on preferred stock	8,901	11,868	11,868	11,868	11,868	5,658	—	—	—
Adjusted operating earnings available to common shareholders (non-GAAP)	**$ 306,442**	**$ 252,826**	**$ 221,238**	**$ 219,011**	**$ 273,306**	**$ 174,180**	**$ 227,813**	**$ 178,859**	**$ 83,058**
Dividends on common shares	$ 127,440	$ 112,007	$ 91,417	$ 86,899	$ 84,307	$ 78,860	$ 78,345	$ 58,001	$ 35,393
Share buybacks	—	—	—	48,231	125,000	49,879	80,280	—	—
Total return to common shareholders	**$ 127,440**	**$ 112,007**	**$ 91,417**	**$ 135,130**	**$ 209,307**	**$ 128,739**	**$ 158,625**	**$ 58,001**	**$ 35,393**
Net Income (GAAP) Returned to Common Shareholders	79%	54%	45%	58%	79%	81%	82%	40%	49%
Adjusted Operating Earnings Returned to Common Shareholders (non-GAAP)	42%	44%	41%	62%	77%	74%	70%	32%	43%

Atlantic Union Bankshares

76

Reconciliation of Non-GAAP Disclosures

The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), merger-related costs, FDIC special assessments, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), legal reserves associated with our previously disclosed settlement with the CFBP, strategic branch closing and facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), (loss) gain on sale of securities, gain on sale-leaseback transaction, gain on sale of DHFB, gain on CRE loan sale, gain on sale of equity interest in CSP, and gain on sale of Visa, Inc. Class B common stock. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

		For the nine months ended		For the years ended						
(Dollars in thousands)		September 30, 2025		2024		2023		2022		2021
Operating Efficiency Ratio										
Noninterest expense (GAAP)	$	652,327	$	507,534	$	430,371	$	403,802	$	419,195
Less: Amortization of intangible assets		41,976		19,307		8,781		10,815		13,904
Less: Losses related to balance sheet repositioning		—		—		—		—		14,695
Less: Merger-related costs		118,652		40,018		2,995		—		—
Less: FDIC special assessment		—		840		3,362		—		—
Less: Strategic cost saving initiatives		—		—		12,607		—		—
Less: Legal reserve		—		—		8,300		—		—
Less: Strategic branch closing and facility consolidation costs		—		—		—		5,508		17,437
Adjusted operating noninterest expense (non-GAAP)	**$**	**491,699**	**$**	**447,369**	**$**	**394,326**	**$**	**387,479**	**$**	**373,159**
Noninterest income (GAAP)	$	162,436	$	118,878	$	90,877	$	118,523	$	125,806
Less: (Loss) gain on sale of securities		(83)		(6,493)		(40,989)		(3)		87
Less: Gain on sale-leaseback transaction		—		—		29,579		—		—
Less: Gain on sale of DHFB		—		—		—		9,082		—
Less: Gain on CRE loan sale		10,915		—		—		—		—
Less: Gain on sale of equity interest in CSP		14,300		—		—		—		—
Less: Gain on Visa, Inc. Class B common stock		—		—		—		—		5,137
Adjusted operating noninterest income (non-GAAP)	**$**	**137,304**	**$**	**125,371**	**$**	**102,287**	**$**	**109,444**	**$**	**120,582**
Net interest income (GAAP)	$	824,745	$	698,539	$	611,013	$	584,261	$	551,260
Noninterest income (GAAP)		162,436		118,878		90,877		118,523		125,806
Total revenue (GAAP)	**$**	**987,181**	**$**	**817,417**	**$**	**701,890**	**$**	**702,784**	**$**	**677,066**
Net interest income (FTE) (non-GAAP)	$	837,284	$	713,765	$	625,923	$	599,134	$	563,851
Adjusted operating noninterest income (non-GAAP)		137,304		125,371		102,287		109,444		120,582
Total adjusted revenue (FTE) (non-GAAP)	**$**	**974,588**	**$**	**839,136**	**$**	**728,210**	**$**	**708,578**	**$**	**684,433**
Efficiency ratio (GAAP)		66.08%		62.09%		61.32%		57.46%		61.91%
Adjusted operating efficiency ratio (FTE) (non-GAAP)		50.45%		53.31%		54.15%		54.68%		54.52%

Atlantic Union Bankshares

77

Reconciliation of Non-GAAP Disclosures

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, (loss) gain on sale of securities, gain on sale-leaseback transaction, gain on CRE loan sale, gain on sale of DHFB, gain on sale of equity interest in CSP, and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

	For the nine months ended	For the years ended			
(Dollars in thousands, except per share amounts)	September 30, 2025	2024	2023	2022	2021
Return on assets (ROA)					
Average assets	$ 33,378,378	$ 23,862,190	$ 20,512,402	$ 19,949,388	$ 19,977,551
ROA (GAAP)	0.65%	0.88%	0.98%	1.18%	1.32%
Adjusted operating ROA (non-GAAP)	1.26%	1.11%	1.14%	1.16%	1.43%
Return on equity (ROE)					
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 306,442	$ 252,826	$ 221,238	$ 219,011	$ 273,306
Plus: Amortization of intangibles, tax effected	33,161	15,253	6,937	8,544	10,984
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	**$ 339,603**	**$ 268,079**	**$ 228,175**	**$ 227,555**	**$ 284,290**
Average equity (GAAP)	4,276,987	2,971,111	2,440,525	2,465,049	2,725,330
Less: Average goodwill	1,547,051	1,139,422	925,211	930,315	935,560
Less: Average amortizable intangibles	262,434	73,984	22,951	34,627	49,999
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	**$ 2,301,146**	**$ 1,591,349**	**$ 1,326,007**	**$ 1,333,751**	**$ 1,573,415**
ROE (GAAP)	5.06%	7.04%	8.27%	9.51%	9.68%
Return on tangible common equity (ROTCE)					
Net Income available to common shareholders (GAAP)	$ 152,848	$ 197,263	$ 189,950	$ 222,642	$ 252,049
Plus: Amortization of intangibles, tax effected	33,161	15,253	6,937	8,544	10,984
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	**$ 186,009**	**$ 212,516**	**$ 196,887**	**$ 231,186**	**$ 263,033**
ROTCE (non-GAAP)	10.81%	13.35%	14.85%	17.33%	16.72%
Adjusted operating ROTCE (non-GAAP)	19.73%	16.85%	17.21%	17.06%	18.07%

Atlantic Union Bankshares

78

79 Reconciliation of Non-GAAP Disclosures Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable. TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO (Dollars in thousands, except per share amounts) As of September 30, 2025 Atlantic Union Atlantic Union Bankshares Bank Tangible Assets Ending Assets (GAAP) $ 37,072,733 $ 36,990,513 Less: Ending goodwill 1,726,386 1,726,386 Less: Ending amortizable intangibles 333,236 333,236 Ending tangible assets (non-GAAP) $ 35,013,111 $ 34,930,891 Tangible Common Equity Ending equity (GAAP) $ 4,917,058 $ 5,617,159 Less: Ending goodwill 1,726,386 1,726,386 Less: Ending amortizable intangibles 333,236 333,236 Less: Perpetual preferred stock 166,357 — Ending tangible common equity (non-GAAP) $ 2,691,079 $ 3,557,537 Net unrealized losses on HTM securities, net of tax $ (35,687) $ (35,687) Accumulated other comprehensive loss (AOCI) $ (283,108) $ (283,154) Common shares outstanding at end of period 141,732,071 Average equity (GAAP) $ 4,866,989 $ 5,536,815 Less: Average goodwill 1,711,081 1,711,081 Less: Average amortizable intangibles 342,064 342,064 Less: Average perpetual preferred stock 166,356 — Average tangible common equity (non-GAAP) $ 2,647,488 $ 3,483,670

80 Reconciliation of Non-GAAP Disclosures Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable. TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO (Dollars in thousands, except per share amounts) As of September 30, 2025 Atlantic Union Atlantic Union Bankshares Bank Common equity to total assets (GAAP) 12.8% 15.2% Tangible equity to tangible assets (non-GAAP) 8.2% 10.2% Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 8.1% 10.1% Tangible common equity to tangible assets (non-GAAP) 7.7% 10.2% Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 7.6% 10.1% Tangible common equity to tangible assets, ex AOCI (non-GAAP) 8.5% Book value per common share (GAAP) $ 33.52 Tangible book value per common share (non-GAAP) $ 18.99 Tangible book value per common share, ex AOCI (non-GAAP) $ 20.98 Leverage Ratio Tier 1 capital $ 3,180,500 $ 3,882,028 Total average assets for leverage ratio $ 35,651,323 $ 35,569,440 Leverage ratio 8.9% 10.9% Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.0% 10.0%

81 Reconciliation of Non-GAAP Disclosures In addition to these regulatory capital ratios, the Company adjusts certain regulatory capital ratios to include the impacts of AOCI, which the Company has elected to exclude from regulatory capital ratios under applicable regulations, and net unrealized losses on HTM securities, assuming that those unrealized losses were realized at the end of the period, as applicable. The Company believes that each of these ratios help investors to assess the Company's regulatory capital levels and capital adequacy. RISK-BASED CAPITAL RATIOS (Dollars in thousands) As of September 30, 2025 Atlantic Union Bankshares Atlantic Union Bank Risk-Based Capital Ratios Net unrealized losses on HTM securities, net of tax $ (35,687) $ (35,687) Accumulated other comprehensive loss (AOCI) $ (283,108) $ (283,154) Common equity tier 1 capital $ 3,014,145 $ 3,882,028 Tier 1 capital $ 3,180,501 $ 3,882,028 Total capital $ 4,199,274 $ 4,171,261 Total risk-weighted assets $ 30,398,349 $ 30,317,995 Common equity tier 1 capital ratio 9.9% 12.8% Common equity tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.9% 11.8% Tier 1 capital ratio 10.5% 12.8% Tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 9.4% 11.8% Total capital ratio 13.8% 13.8% Total capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 12.8% 12.7%